UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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CHINA MOBILITY SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

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China Mobility Solutions, Inc.
#407-1270 Robson Street.
Vancouver, B.C. Canada V6E 3Z6
June  20, 2008

NOTICE OF ACTION TAKEN BY THE SHAREHOLDERS BY WRITTEN CONSENT OF A MAJORITY

To The Shareholders of China Mobility Solutions, Inc.

Xiao-qing Du, Ernest Cheung, John Gaetz and Presidents Corporate Group (collectively, the "Majority Shareholders") are the holders of a total of 255,000,000 shares or approximately 80.35% of the total issued and outstanding stock of China Mobility Solutions, Inc., a Florida corporation (the "Company"). The Majority Shareholders have adopted the following resolutions by written consent in lieu of a meeting pursuant to the Business Corporation Act of the State of Florida, and subject to the Notice requirements of Section 14 of the Securities Exchange Act of 1934.

1.   To change the Company's name to Global Peopleline Telecom Inc.;

2.   To carry out a mandatory reverse stock split of its common stock, exchanging one hundred (100) existing share of common stock for one (1) share of post reverse split common stock;

Xiao-qing Du, President

WE ARE NOT ASKING YOU FOR CONSENT OR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

China Mobility Solutions, Inc.
#407-1270 Robson Street.
Vancouver, B.C. Canada V6E 3Z6
June 20, 2008

NOTICE OF SHAREHOLDERS' ACTION

The Majority  Shareholders  have  submitted  their  consents to the actions described in this  Information  Statement on or about  June 19, 2008,  to be effective  on or before July 10, 2008.  As of June 19, 2008, the Majority Shareholders held of record 255,000,000 shares of the Company's common stock, or approximately 80.35% of the total  issued and  outstanding  common  stock of the Company.  The remaining   outstanding shares of common stock are held by approximately four thousand other shareholders.

The Majority Shareholders consenting consist of Xiao-qing Du, Ernest Cheung, John Gaetz and Presidents Corporate Group. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."

Holders of the common stock of record as of June 19, 2008 are entitled to submit  their  consent  to the  shareholder  resolutions  described  in this Information Statement,  although no shareholder consents other than that of the Majority  Shareholders  are required to be submitted in order for the resolution to be adopted. The Company is NOT soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders will consent to the entire shareholder resolutions described in this Information Statement. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Florida law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of 317,350,295 shares of common stock will be entitled to vote on the Company's proposed transactions described in this Information Statement.

THE COMPANY

The Company has its executive offices at #407-1270 Robson Street.Vancouver, B.C. Canada V6E 3Z6, and its telephone number is (604) 632-9638.  As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to adopt certain amendments to the Articles of Incorporation by shareholder action as follows:

Proposal #1

AMENDMENT TO ARTICLES FOR CORPORATION NAME CHANGE

The majority shareholders have authorized a change in the name of this corporation to Global Peopleline Telecom Inc. This requires an amendment to the Articles of Incorporation.

The Board believes the name change in our Articles of Incorporation is in the best interest of the corporation, to better reflect the new business that the Company is going to carry on.

The Proposed Amendment to the Articles of Incorporation  for this purpose is:  "Article One shall be amended to change the name to Global Peopleline Telecom Inc.”

(The full text of the proposed Amendment to the Articles is attached hereto as Exhibit A.)

Proposal #2

REVERSE SPLIT OF COMMON STOCK ISSUED AND OUTSTANDING

To  Authorize a reverse  split of the common stock on a one for one hundred basis, by which each one hundred shares shall become one share; our  shareholders  have  approved  a pro-rata  reverse  split of our common stock,  by which each one hundred shares would become one share.

The shareholders entitled to fractional shares as a result of the reverse split will have the  fractional  shares  rounded up to the nearest  whole share, because  the  cost of  administering  fractional  share to the  Company  and the confusion,  inconvenience, and administrative time at the transfer agent and for "street  name"  shareholders.  The  Board  has  determined  that it is more cost effective  and better  business  practice on a  cost/benefit  analysis to handle fractional  shares  this way than to attempt to administer them as fractional shares or to pay cash or scrip for them.

There will be no change in the number of record holders as a result of the reverse split.

We believe  that  reverse  split  will  be  advantageous  to us and to all shareholders,  because it may provide the  opportunity  for higher  share prices based upon fewer shares.  It is also a factor that most brokerage  houses do not permit  or  favor  lower-priced  stocks  to be used  as  collateral  for  margin accounts.  Certain polices and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in  lower-priced stocks.  Some of those polices and practices involve time-consuming procedures that make the handling of lower priced  stocks  economically  unattractive.  The brokerage commissions  on the purchase or sale of lower priced  stocks may also represent a higher  percentage  of the price than the  brokerage  commission  on higher priced stocks.

As a general rule, potential investors who  might  consider  making investments in our company will refuse to do so when the company has a large number of shares issued and outstanding with no equity. In other words, the "dilution" which new investors would suffer would discourage  them  from investing, as general rule of experience. A reduction in the total outstanding shares may, without any  assurance, make our capitalization  structure more attractive.

The Proposed  Amendment to the Articles of  Incorporation  for this purpose is: ARTICLE THREE is hereby amended as follows:

The aggregate number of shares which this corporation  shall have authority to issue is five hundred million  (500,000,000) shares of a par value of ($.001) which shares shall be designated common stock.

"Reverse Stock Split.  Each share of the  Corporation's  Common Stock,  par value of $.001,  issued and outstanding  immediately  prior to June 19, 2008 (the "Old Common  Stock") shall  automatically  and without any action on the part of the holder thereof be reclassified  as and changed,  pursuant to a reverse stock split (the "Reverse Stock Split"),  into a fraction thereof of 1/100 of a share of the Corporation's  outstanding Common Stock, par value of $.001 (the "New Common Stock"),  subject to the  treatment of fractional  share  interests as described below.  Each holder of a certificate or certificates  which immediately prior to June 19, 2008  represented  outstanding  shares of Old  Common  Stock  (the "Old Certificates," whether one or more) shall be entitled to receive, upon surrender of such Old Certificates to the Corporation's Transfer Agent for cancellation, a certificate  or  certificates (the "New Certificates," whether one or more) representing  the number of whole  shares of the New Common Stock into which and for which the shares of the Old Common Stock  formerly  represented  by such Old Certificates  so  surrendered  are classified  under the terms hereof.  From and after June 19, 2008, Old  Certificates  shall represent only the right to receive New  Certificates  pursuant to the provisions  hereof.  No certificates or scrip representing  fractional share interests in New Common Stock will be issued, and no such fractional share interest  will  entitle  the  holder  thereof  to vote,  or to any  rights  of a shareholder of the  Corporation.  Any fraction of a share of New Common Stock to which the holder  would  otherwise  be entitled  will be adjusted  upward to the nearest whole share.  If more than one Old  Certificate  shall be surrendered at one time for the  account of the same  Shareholder  the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares  represented by the Old certificates so surrendered.  In the event that the  Corporation's  Transfer Agent determines that a holder of Old  Certificates  has not  tendered all his  certificates  for exchange,  the Transfer Agent shall carry forward any fractional share until all certificates  of that holder have been  presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the

Old Certificates  surrendered for exchange are issued, the Old Certificates so  surrendered  shall be properly  endorsed  and  otherwise  in proper form for transfer.  From and after June 19, 2008, the amount of capital represented by the shares of the New  Common  Stock  into which and for which the shares of the Old Common  Stock are  reclassified  under the terms hereof shall be the same as the amount of capital  represented by the shares of Old Common Stock so reclassified until after reduced or increased in accordance with  applicable law.  Fractional shares shall be rounded up to the nearest whole share."

(The full text of the proposed Amendment to the  Articles of  Incorporation  is attached hereto as Exhibit A.)

The Company does not now qualify for a listing on any exchange,  AMEX, NASDAQ, NYSE, or any smaller exchange. The Company does not meet any exchange qualifications at this time except that it is an SEC registered  company. There is no assurance whatsoever that the Company will ever meet most of any exchange listing criteria.

There is no  assurance  that any  effect  to the  price of our  stock  will result, or that the market price for our common stock, immediately  or shortly after the proposed  changes will rise,  or that any rise which may occur will be sustained. Market conditions are not predictable and may be  influenced by changes in investor attitudes and external economic conditions. We are proposing the steps we deem best  calculated  to meet the market  attractively. We cannot control the market's reaction.

Dissenting shareholders have no appraisal rights  under  Florida law or pursuant to our constituent documents of incorporation or bylaws, in connection with the reverse split.

Additional  information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-KSB annual reports and its Form 10-QSB quarterly  reports.  Copies of the Company's Form 10-KSB for its fiscal year ending  December 31, 2006 and its  quarterly  report on the Form 10-QSB for the quarter ending  March 30, 2007 are available upon request to: Xiao-qing Du, #407-1270 Robson Street, Vancouver, B.C. Canada V6E 3Z6.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

The  following  table sets forth certain  information  known to the Company with respect to the  beneficial  ownership of the  Company's  common stock as of June 19, 2008  by  (i)  each  person  who is  known  by  the  Company  to own beneficially  more  than 5% of the  Company's  common  stock,  (ii)  each of the Company's directors and executive officers, and (iii) all officers and directors of the Company as a group. Except as otherwise listed below, the address of each person is c/o China Mobility Solutions, Inc., #407-1270 Robson Street, Vancouver, B.C. Canada V6E 3Z6.

Name and Address of                                                            Amount and nature of
Beneficial Owner                                                                   Beneficial Ownership (1)                                                                       Percentage of Class

Xiao-qing Du                                                                                           193,000,000                                                                                                   60.8%
#900-789 West Pender St.
Vancouver, BC,m V6C 1H2

Ernest Cheung                                                                                           56,700,000                                                                                                   17.9%
6091 Richard Raod
Richmond, BC

John Gaetz                                                                                                  3,300,000                                                                                                     1.0%
1309 South Dyke Road
New Westminster, BC V3M 6P3

Presidents Corporate Group                                                                        2,000,000                                                                                                     0.6%
Ste 302-850 West Hastings St.
Vancouver, BC V6C 1E1

Unless otherwise indicated, the persons named in the table have sole voting and  investment  power  with  respect  to all  shares of common  stock  shown as beneficially owned by them.

MANAGEMENT

The following table lists the names and ages of the executive  officers and directors of the Company. The directors were appointed in 2007 and will continue to serve until the next annual  shareholders  meeting or until their  successors are appointed and  qualified.  All officers serve at the discretion of the Board of Directors.

NAME                                        AGE                    POSITION WITH THE COMPANY

Xiao-qing Du                                38                               President, Director
John Gaetz                                    58                               Secretary, Director

XIAO-QING (ANGELA) DU, President and Director,  age 38, was Director of our company from 1996 to date.  She received a Bachelor of Science in  International Finance  in 1992 from East China  Normal  University.  She  received a Master of Science  in  Finance  and  Management  Science  in 1996 from the  University  of Saskatchewan in Canada. She has been Business Manager of China Machinery & Equipment I/E Corp.  (CMEC)  from 1992 to 1994.  She is also  President  of Infornet Investment CORP., our wholly owned subsidiary in Canada,  and remains a director of our Company.

JOHN GAETZ, Secretary and Director, age 58, was Director of our company from 2007 to date. Mr. Gaetz currently is founder and president of Presidents Corporate Group; a company structured to provide governance, administration and management services for public companies. Previous positions included a two-year term as founder and president of West Coast Stock Transfer Inc, a six-year term as Vice President and CFO of UltraGuard Water Systems Inc; a public company engaged in development and marketing ultraviolet based disinfection products and twenty five years spent in various financial and senior management positions with the Harnischfeger Corporation, a major mining, construction and defense equipment manufacturer.

Under the Florida  Business  Corporation Act and the Company's  Articles of Incorporation,  as  amended,  the  Company's  directors  will  have no  personal liability to the Company or its  stockholders  for monetary  damages incurred as the result of the breach or alleged  breach by a director of his "duty of care". This provision does not apply to the directors'

(i) acts or omissions that involve intentional  misconduct or a knowing and culpable violation of law,

(ii) acts or omissions that a director  believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the  director,

(iii) approval of any  transaction  from which a director derives an improper personal benefit,

(iv) acts or omissions that show a  reckless  disregard  for  the  director's  duty  to  the  corporation  or its shareholders  in  circumstances  in which the director was aware, or should have been aware, in the ordinary course of performing a director's  duties, of a risk of serious injury to the corporation or its shareholders,  (v) acts or omissions that  constituted  an  unexcused  pattern  of  inattention  that  amounts  to an abdication of the director's  duty to the  corporation or its  shareholders,  or

(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve  directors  of  personal liability  for  negligence  in  the  performance  of  duties,   including  gross negligence.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

BOARD COMMITTEES

The Board of Directors currently serves as an Audit Committee and
Compensation  Committee. During the fiscal year ended  December 31,  2007, the Board of Directors held occasional meetings.

COMPENSATION OF DIRECTORS

Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

SUMMARY COMPENSATION TABLE OF EXECUTIVES
Cash Compensation					Security Grants
Name and Principal Position	Year	Salary	Bonus	Annual Compen-sation/ Others($)	Restricted Stock Awards	Securities, Underlying Options/ SARs (#) (SHARES)	Long Term Compen-sation / Options	LTIP Payments	All other Compen-sation
Xiao-qing, Du	2005	10129	0	0	0	0	0	0	0
President	2006	30000	0	0	0	0	0	0	0
	2007	21840	0	0	0	0	0	0	0
John Gaetz,	2005	0	0	0	0	0	0	0	0
Secretary	2006	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0
Officers as	2005	10129	0	0	0	0	0	0	0
A Group	2006	30000	0	0	0	0	0	0	0
	2007	21840	0	0	0	0	0	0	0

Note: John Gaetz was appointed Director of the Company since February, 2007.

SUMMARY COMPENSATION TABLE OF DIRECTORS
(To December 31, 2007)
Cash Compensation					Security Grants
Name and Principal Position	Year	Annual Retainer Fees ($)	Meeting Fees ($)	Consulting Fees/Other Fees ($)	Number of Shares	Securities, Underlying Options/SARs (#) (SHARES)	LTIP Payments	All other Compensation
Xiao-qing Du,	2005	0	0	0	0	0	0	0
President	2006	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0
John Gaetz,	2005	0	0	0	0	0	0	0
Secretary	2006	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0
Directors as	2005	0	0	0	0	0	0	0
A Group	2006	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0

There have been no Option/SAR grants or exercises in the last fiscal year reportable under Reg. S-B, 402(c) or (d).

(c) Termination of Employment and Change of Control Arrangements.  None.

(d) Stock purchase options:  None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 7, 2007, the Company had issued 2,000,000 shares to Presidents Corporate Group as consulting fee. Mr. John Gaetz, director of the Company, is also President of Presidents Corporate Group.

INDEPENDENT AUDITORS

The Board of Directors  has  authorized  the firm of Michael T. Studer,  C.P.A., independent  certified public accountants,  to serve as independent auditors for the fiscal year ended December 31, 2007.

SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES

Any proposal  that a shareholder  intends to present at the Company's  2008 Annual  Meeting should have been received at the Company's  principal executive office not later than August 31, 2008.  Any such  proposal must comply with Rule 14a-8 of  Regulation  14A of the  proxy  rules of the  Securities  and  Exchange Commission.  Shareholder  proposals  should be addressed to the Secretary of the Company.

Nominations for directors to be elected at the 2008 Annual Meeting,  other than those made by the Board of Directors,  should be submitted to the Secretary of the Company no later than August 31, 2008. The nomination  should include the full name of the nominee and a  description  of the  nominee's  back-  ground in compliance  with  Regulation S-K of the reporting  rules of the Securities and Exchange Commission.

OTHER MATTERS

The Board of Directors  of the Company is not aware that any matter  other than those  described in this  Information  Statement is to be presented for the consent of the shareholders.

UPON WRITTEN REQUEST BY ANY  SHAREHOLDER  TO ANGELA DU, PRESIDENT OF THE COMPANY, AT CHINA MOBILITY SOLUTIONS, INC., #407-1270 ROBSON STREET, VANCOUVER, B.C. CANADA V6E 3Z6 TELEPHONE  (604)  632-9638,  A COPY OF THE  COMPANY'S  ANNUAL REPORT ON FORM 10-KSB AND INTERIM REPORTS ON FORM 10QSB WILL BE PROVIDED WITHOUT CHARGE.

Exhibit A: Proposed Amendment to the  Articles of  Incorporation

Dated: June 20, 2008
/s/Xiao-Quig Du	/s/ John Gaetz
Name: Xiao-Qing (Angela) Du	Name:John Gaetz
Title: President	Title:Secretary